UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

Q LOTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 North Wacker Drive, Suite 4120, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 379-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement.

On February 23, 2015, Q Lotus Holdings, Inc. entered into a Securities Purchase Agreement with Global Entertainment Properties, LLC (the “Agreement”). The Agreement provides for (i) the purchase on or before March 9, 2015 of 400,000,000 shares of its common stock for $2,500,000 (the “Initial Payment”) and (ii) additional consideration of $57,500,000 to be paid incrementally over the next one year after the Initial Payment is fully satisfied, terms and conditions of which will be negotiated in good faith between the parties as immediately hereafter as the parties may allow. Additionally, Global Entertainment Properties, LLC agrees to utilize its best efforts to make available a $140,000,000 line of credit to finance Q Lotus Holdings, Inc. projects on such terms and for such projects as shall be mutually approved by Q Lotus Holdings, Inc. and Global Entertainment Properties, LLC.

The description of the above referenced transaction does not purport to be complete and is qualified in its entirety by Exhibit 10.60 to this Current Report on Form 8-K.

Item 8.01. Other Items

Q Lotus Holdings, Inc. has moved its headquarters to 520 N. Kingsbury St. #1810, Chicago, IL 60654. Its telephone number remains (312) 379-1800 and its fax remains (312) 379-1801.

Item 9.01. Financial Statements and Exhibits

The Exhibit furnished in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Exhibit	Description

10.60	Securities Purchase Agreement entered into as of February 23, 2015 by and between Global Entertainment Properties, LLC and Q Lotus Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: March 3, 2015	By:	/s/ Gary A. Rosenberg
	Name:	Gary Rosenberg
	Title:	Chief Executive Officer